As filed with the Securities and Exchange Commission on April 3, 2014.

Registration No. 333-194969

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-2488594
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(Address of Principal Executive Offices, Zip Code)

Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan

(Full title of the plan)

David A. Brooks

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

 (Name and address of agent for service)

(972) 490-9600

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman	Howard B. Adler
Gibson, Dunn & Crutcher LLP	Gibson, Dunn & Crutcher LLP
2100 McKinney Ave., Suite 1100	1050 Connecticut Ave., N.W.
Dallas, TX 75201	Washington, D.C. 20036-5306
(214) 698-3100	(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment filed by Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), removes from registration all 1,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), registered for issuance under the Registration Statement on Form S-8, File No. 333-194969 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission on April 1, 2014, pertaining to the registration of Shares offered under the Company’s Advisor Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 2, 2014.

Ashford Hospitality Prime, Inc.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Brooks his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitute may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

Chairman of the Board of Directors and Chief
*	Executive Officer (Principal Executive Officer)	April 2, 2014
Monty J. Bennett

*	President and Director	April 2, 2014
Douglas A. Kessler

Chief Financial Officer
*	(Principal Financial Officer)	April 2, 2014
David J. Kimichik

Chief Accounting Officer
*	(Principal Accounting Officer)	April 2, 2014
Mark L. Nunneley

*	Director	April 2, 2014
Stefani D. Carter

*	Director	April 2, 2014
Curtis B. McWilliams

*	Director	April 2, 2014
W. Michael Murphy

*	Director	April 2, 2014
Matthew D. Rinaldi

*	Director	April 2, 2014
Andrew L. Strong

*By:	/s/ David A. Brooks
David A. Brooks
Attorney-in-fact